Exhibit 10.1

GUARANTEE

This Guarantee (the “Guarantee”) is made by JT International Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the law of the Netherlands (the “Guarantor”), in favor of Vector Group Ltd., a Delaware corporation (the “Company”) in respect of that certain Agreement and Plan of Merger (the “Agreement”), dated as of August 21, 2024 and of even date herewith, by and among JTI (US) Holding Inc., a Delaware corporation (“Parent”), Vapor Merger Sub Inc., a Delaware corporation (“Merger Sub”) and the Company. Unless otherwise specified, capitalized terms used but not defined in this Guarantee shall have the meanings given to them in the Agreement.

1. Guarantee.

(a) To induce the Company to enter into the Agreement, the Guarantor hereby irrevocably and unconditionally guarantees the performance of all obligations and agreements (including any payment obligations) of Parent and Merger Sub (the “Guaranteed Obligations”) and the Guarantor shall cause Parent and Merger Sub to perform all of Parent’s and Merger Sub’s obligations and agreements (including any payment obligations) under the Agreement, including, but not limited to, the obligations of Parent under Section 10.3 of the Agreement when owing, payable and due by Parent pursuant to and in accordance with the Agreement and any liability or damage resulting from any fraud or Willful Breach of the Agreement by Parent. The Guarantor’s obligations hereunder are principal obligations and are not ancillary or collateral to any other right or obligation under the Agreement, or otherwise. The Guarantor’s obligations hereunder are (i) a continuing guarantee and shall remain in full force and effect until the satisfaction in full of the Guaranteed Obligations, and (ii) a primary guarantee of both payment and performance. The Guarantor hereby undertakes to make any and all payments hereunder free and clear of, and without, any deduction, limitation, impairment, recoupment or offset. The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of its rights against, Parent, Merger Sub or any other Person liable for any Guaranteed Obligations prior to proceeding against the Guarantor hereunder or resort to any security or other means of collecting payment. The Guarantor’s obligations hereunder may not be revoked or terminated, and shall remain in full force and effect and binding on the Guarantor, until the complete, irrevocable, and indefeasible payment and satisfaction in full of the Guaranteed Obligations. To the fullest extent permitted by applicable Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any applicable Law that would otherwise require any election of remedies by any party to the Agreement. The Guarantor waives promptness, diligence, notice of acceptance, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any of the Guaranteed Obligations and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar applicable Law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other Person interested in the transactions contemplated by the Agreement, and all suretyship defenses generally. No failure on the part of the Company or any other party to the Agreement to exercise, and no delay in exercising, any right, remedy or power hereunder or thereunder or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise by the Company or any other party to the Agreement of any right, remedy or power hereunder or thereunder preclude any other or future exercise of any right, remedy or power. The Guarantor acknowledges and agrees that the Company may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor in respect of the payment of the Guaranteed Obligations, regardless of whether an action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action or actions.

(b) The liability of the Guarantor under this Guarantee shall, to the fullest extent permitted under applicable Law, be absolute and unconditional irrespective of, and the Guarantor hereby acknowledges and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by, and the Guarantor hereby waives any defense based upon or arising out of (i) the value, genuineness, regularity, illegality or enforceability of the Agreement or any other agreement or instrument referred to therein, including this Guarantee; (ii) any change in the corporate existence, structure or ownership of Parent, Merger Sub or any other person or any insolvency, bankruptcy, reorganization or other similar Legal Proceeding (or any consequences or effects thereof) affecting Parent, Merger Sub or any other person or any of their respective assets; (iii) any duly executed and delivered waiver, amendment or modification of the Agreement (other than a waiver, amendment or modification to any Guaranteed Obligation) or any other agreement evidencing or otherwise entered into in connection therewith, or change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, any liability incurred directly or indirectly in respect thereof, or any duly-executed amendment or waiver of or any consent to any departure from the terms of the Agreement (other than a waiver or consent to any departure from any Guaranteed Obligation) or any other agreement evidencing or otherwise entered into in connection therewith; (iv) the existence of any claim, set-off or other right that the Guarantor may have at any time against Parent, Merger Sub or the Company, whether in connection with any Guaranteed Obligation or otherwise; (v) the addition, substitution or release of Parent, Merger Sub or any other person with respect to the Guaranteed Obligations; or (vi) any discharge of the Guarantor as a matter of applicable law of any jurisdiction (other than a discharge of the Guarantor with respect to the Guaranteed Obligations as a result of indefeasible payment in full of the Guaranteed Obligations in accordance with their terms or as a result of defenses to the payment of the Guaranteed Obligations that would be available to Parent or Merger Sub under the Agreement or as a result of a breach by the Company of this Guarantee, but excluding defenses arising from bankruptcy or insolvency of Parent and other defenses waived in this Guarantee; provided that the Company hereby agrees that the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Guarantee, any claim, set-off, deduction, defense or release that Parent or Merger Sub could assert against the Company under the terms of the Agreement that would relieve each of Parent and Merger Sub of its obligations under the Agreement (excluding any insolvency, bankruptcy, reorganization or other similar proceeding (or any consequences or effects thereof) affecting Parent or Merger Sub or any other Person or any of its or their respective assets).

(c) The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Company upon this Guarantee or any Guaranteed Obligation or acceptance of this Guarantee or any Guaranteed Obligation. Without expanding the obligations of the Guarantor hereunder, the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Parent, Merger Sub or the Guarantor, on the one hand, and the Company, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. The Guarantor acknowledges and agrees that each of the waivers set forth herein is made with the Guarantor’s full knowledge of its significance and consequences and made after the opportunity to consult with counsel of its own choosing, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

2. Representations and Warranties; Covenants

(a) The Guarantor hereby represents and warrants to the Company that:

(i) the Guarantor is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization; it has the requisite corporate power and authority to execute, deliver and perform its obligations under this Guarantee; the execution, delivery and performance of this Guarantee have been duly and validly authorized by all necessary corporate actions and do not violate or conflict with or result in any breach of any provision of the Guarantor’s Organizational Documents, or violate any Law or Order applicable to the Guarantor or by which its assets or properties are bound;

(ii) all Consents, Permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Guarantee by the Guarantor;

(iii) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions;

(iv) there has been no material adverse change to the financial statements of the Guarantor provided to the Company by Parent as of and for the year ended December 31, 2023, since such date; and

(v) the Guarantor has the capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Guarantee are and shall be available to the Guarantor (or its assignee pursuant to Section 3 of this Guarantee) for as long as this Guarantee shall remain in effect.

(b) The Guarantor hereby covenants to the Company that it shall not institute any Legal Proceeding asserting, or assert as a defense in any Legal Proceeding, and shall cause its respective Affiliates not to institute any Legal Proceeding asserting or assert as a defense in any Legal Proceeding, the illegality, invalidity or unenforceability in accordance with its terms of this Guarantee.

3. Assignment. The Guarantor shall not be entitled to assign its rights, interests or obligations under this Guarantee to any other Person without the prior written consent of the Company.

4. Notices. All notices and other communications given or made hereunder by one or more parties to one or more of the other parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the intended recipient thereof if received prior to 5:00 p.m. (New York City time) (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by an internationally recognized overnight courier service upon the party or parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one (1) Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 4). Such communications must be sent to the respective parties at the following street addresses or email addresses (or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 4) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 4 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

(a)	If to the Guarantor, at:

JT International Holding B.V.

Bella Donna 4 1181 RM Amstelveen, the Netherlands

Attention:  Chief Financial Officer

Email:    holding.legal@jti.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

Attention:  Sebastian L. Fain

      Paul K. Humphreys

Email:    sebastian.fain@freshfields.com

      paul.humphreys@freshfields.com

(b)	If to the Company, at:

Vector Group Ltd.

4400 Biscayne Blvd.

10th Floor

Miami, FL 33137

Attention:  Marc N. Bell

Email:    mbell@vectorgroupltd.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, California 90067-1725

Attention:  Alison S. Ressler

      Alan J. Fishman

Email:    resslera@sullcrom.com

      fishmana@sullcrom.com

5. Confidentiality. This Guarantee shall be kept strictly confidential and is being provided by the Guarantor to the Company solely in connection with the Agreement and, subject to any disclosure required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Authority or as is reasonably necessary in relation to the enforcement hereof, no party hereto shall disclose, use, circulate, quote or otherwise refer to this Guarantee in any document or otherwise distribute this Guarantee to any Person without the prior written consent of the other parties hereto (not to be unreasonably withheld, conditioned or delayed).

6. Miscellaneous.

(a) Governing Law, Jurisdiction, Waiver of Jury Trial.

(i) This Guarantee and all Legal Proceedings against the other party in connection with, arising out of or otherwise relating to this Guarantee, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction or the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(ii) Each party hereto agrees that: (A) it shall bring any Legal Proceeding against the other party in connection with, arising out of or otherwise relating to this Guarantee, any instrument or other document delivered pursuant to this Guarantee or the Transactions exclusively in the Chosen Courts; and (B) solely in connection with such Legal Proceedings, (v) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (w) irrevocably waives any objection to the laying of venue in any such Legal Proceeding in the Chosen Courts, (x) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party, (y) agrees that mailing of process or other papers in connection with any such Legal Proceeding in the manner provided in Section 4 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (z) agrees that it shall not assert as a defense any matter or claim waived by the foregoing clauses (v) through (y) of this Section 6(a)(ii) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts. Notwithstanding anything to the contrary contained in this Guarantee, each of the parties agrees that it will not bring, permit any of its Affiliates to bring or support any person in any Legal Proceeding of any kind or description, whether in law, equity, contract, tort or otherwise, involving any other party relating to this Guarantee or the performance thereof in any forum other than the Chosen Courts.

(iii) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY LEGAL PROCEEDING AGAINST THE OTHER PARTY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUCH LEGAL PROCEEDING. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY LEGAL PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE INSTRUMENTS OR OTHER DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 6(A)(III).

(b) Amendment; Waivers, etc. No amendment, modification or discharge of this Guarantee, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Guarantee or a failure to or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

(c) Entire Agreement. This Guarantee constitutes the entire agreement among the parties hereto with respect to the subject matter of this Guarantee and supersedes all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, both written and oral, with respect to such matters. This Guarantee is for the sole benefit of the parties hereto and their permitted assigns and nothing herein is intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

(d) Severability. The provisions of this Guarantee shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Guarantee. If any provision of this Guarantee, or the application of such provision to any Person or any circumstance, is determined to be illegal, invalid or unenforceable, (i) a suitable and equitable provision to be negotiated by the parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (ii) the remainder of this Guarantee and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(e) Specific Performance. The parties hereto acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Guarantor does not perform any provision of this Guarantee in accordance with its specified terms or otherwise breaches its terms and further agree that the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Guarantee and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which it is entitled at law or in equity, and that the Company shall not be required to provide any bond or other security in connection with any such order or injunction.

(f) Counterparts. This Guarantee (i) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (ii) shall become effective when each party shall have received one or more counterparts hereof signed by each of the other parties. An executed copy of this Guarantee delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Guarantee.

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IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

GUARANTOR:

JT INTERNATIONAL HOLDING B.V.

By:	/s/ Christopher Hill
Name: Christopher Hill Title: Authorized Signatory

By:	/s/ Ana-Marina Schifferli
Name: Ana-Marina Schifferli Title: Authorized Signatory

[Signature Page to Guarantee]

Acknowledged and accepted:

COMPANY:

VECTOR GROUP LTD.

By:	/s/ Howard M. Lorber
	Name:	Howard M. Lorber
	Title:	President and Chief Executive Officer

[Signature Page to Guarantee]